Exhibit 4.1

CUBIST

PHARMACEUTICALS

NUMBER	SHARES

CBST

COMMON STOCK	SEE REVERSE SIDE
CERTAIN DEFINITIONS

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE	CUSIP 229678 10 7
IN CANTON, MA, JERSEY CITY, NJ
AND NEW YORK CITY, NY

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK $.001 PAR VALUE, OF

======================== CUBIST PHARMACEUTICALS, INC. =======================

--------------------------- CERTIFICATE OF STOCK -----------------------------

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued under and subject to the laws of the State of Delaware and to the Certificate of Incorporation and By-laws of the Corporation, all as amended from time to time. This Certificate is not countersigned and registered by the Transfer Agent and Registrant.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers and a facsimile of its corporate seal to be hereunto affixed.

Dated:

/s/ Christopher D.T. Guiffre		[CORPORATE SEAL APPEARS HERE]	/s/ Michael W. Bonney
Secretary			President

Countersigned and registered:

EquiServe Trust Company, N.A.
Transfer Agent and Registrar

By	/s/ ILLEGIBLE
Authorized Signature
CUBIST PHARMACEUTICALS, INC.

The Corporation has more than one class of stock authorized to be issued.  The Corporation will furnish without charge to each stockholder upon written request, a copy of the full text of the preferences, qualifications and special and relative rights of the shares of each class of stock (and any series thereof) authorized to be issued by the Corporation.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed at though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -----Custodian-----
TEN ENT - as tenant by the entities	(Cust) (Minor)
JT TEN - as joint tenants with	under Uniform Gifts to
right of survivorship	Minors Act
and not as tenants in	(State)
common

Additional abbreviations may also be used though not in the above list.

For value received,                                hereby sell, assign and transfer unto

Please Insert Social Security
or other identifying number
of assignee

(Please print or typewrite name and address, including zip code, of assignee)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated.

(Signature)

NOTICE:	The signature to this assignment must correspond
with the name as written upon the face of the

Certificate in every particular, without alteration
or enlargement or any change whatever.

(Signature Guaranteed)

All guarantees must be made by a financial
institution (such as a bank or broker) which is a
participant in the Securities Transfer Agents
Medallion Program (“STAMP”), the New York Stock
Exchange, Inc. Medallion Signature Program (“MSP”)
or the Stock Exchanges Medallion Program (“SEMP”)
and must not be dated. Guarantees by a notary
public are not accepted.

This Certificate also evidences and entitles to holder hereof to certain rights as set forth in a Rights Agreement between Cubist Pharmaceuticals, Inc. and EquiServe Trust Company, N.A., dated as of June 21, 1999, (as amended to date, the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Cubist Pharmaceuticals, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate. Cubist Pharmaceuticals, Inc. will mail to the registered holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. As described in the Rights Agreement, under certain circumstances, Rights held by Acquiring Persons (as defined in the Rights Agreement), or certain related Persons, and any subsequent holder of such Rights, may become null and void.